VIVENDI UNIVERSAL PUBLISHING

November 14, 2002


Mr. Gabriel Nassar, Chairman & Chief Executive Officer
Star E Media Corporation
27171 Burbank
Foothill Ranch, California  92610

Dear Mr. Nassar

This letter will confirm that as of this date and since November 1, 2002, STAR E MEDIAL CORPORATION, a Nevada corporation located at 27171 Burbank, Foothill Ranch, California, is the sole and exclusive licensed entity for distribution of the Knowledge Adventure educational products listed below, localized into Arabic language. The terms and conditions of Knowledge Adventure's license are subject to and governed by the terms of a license agreement, entered into by the parties.

1)     Jump Start Toddler
2)     Jump Start Preschool
3)     Jump Start Pre-K
4)     Jump Start Kindergarten
5)     Jump Start 1st Grade
6)     Jump Start 2nd Grade
7)     Jump Start 3rd Grade

Knowledge Adventure, Inc. is a wholly-owned subsidiary of Vivendi Universal Games, and owner of the proprietary products listed above. Accordingly, no person, company, corporation or legal entity is authorized to duplicate, localize and/or distribute any versions of the products listed above without the prior express permission of STAR E MEDIA CORPORATION for as long as our license remains in effect.

Very truly yours,


/s/ Hubert Larenaudie
Hubert Larenaudie
Sr. VP & Director Asia Pacific


STATE OF CALIFORNIA      )
                         )    ss.
COUNTY OF LOS ANGELES    )

     On the 12th day of December 2002, before me, K. Wineke, Notary Public, personally appeared Hubert Larenaudie, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed this agreement.

                              WITNESS my hand and official seal

                              /s/ K. Wineke
                              ---------------------------------